UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

VIASPACE GREEN ENERGY INC.

(Exact name of registrant as specified in its charter)

Virgin Islands (British) (State or other jurisdiction of incorporation)	000-54514 (Commission File Number)	N/A (IRS Employer Identification No.)

131 Bells Ferry Lane, Marietta, Georgia, 30066

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (626) 768-6310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Recapitalization Agreement

Effective as of September 30, 2012, VIASPACE Inc. (“VIASPACE”), VIASPACE Green Energy, a British Virgin Islands corporation (“the Registrant”), Stephen Muzi, Carl Kukkonen (Muzi and Kukkonen are referred to as “Former Employees”), Sung Chang (“SC”) and Changs, LLC, a limited liability company controlled by Chang (“Chang”) entered into the Recapitalization Agreement (“Recap Agreement”).

Prior to the Recap Agreement, Chang held a promissory note granted by VIASPACE in the principal amount of approximately $5.3 million (“Chang Note”). VIASPACE held 6,503,920 shares of the Registrant common stock (“VGE Shares”) and was its largest shareholder. In connection with the Recap Agreement, VIASPACE agreed to transfer all of VGE Shares to the Registrant which would then be cancelled. The Registrant would then issue and deliver 6,503,920 newly-issued VGE Shares to Chang. Chang agreed that the Chang Note and the related Stock Pledge Agreement, Security Agreements and Guaranty Agreement (collectively “Note Ancillary Documents”) would be subject to a “covenant not to sue” and Chang would be unable to enforce any of its rights under such promissory note unless Chang or any of its members, officers and managers (collectively “Chang Indemnified Parties”) were sued; provided that neither the Chang Note nor any of the Note Ancillary Documents may be used as the basis to recover any claims against VIASPACE or either of the Former Employees.

Under the Recap Agreement, Chang was granted a right to purchase any or all of its “Pro Rata Portion” of newly-issued common stock or other equity securities offered by VIASPACE other than certain excluded securities. The “Pro Rata Portion” meant that Chang had the right to purchase that portion of such offering that equaled Chang’s percentage interest of all Registrant common stock.

VIASPACE and the Registrant agreed jointly and severally, to indemnify, defend and hold harmless each of Chang and related parties (“Chang Indemnified Parties”) from and against any and all losses, liabilities, claims, obligations, damages, costs, expenses, for, resulting from, relating to or arising in connection with any such person having served in the capacity of director, officer, employee, note-holder or equity holder of VIASPACE or any person who or which is or was an affiliate thereof arising prior to or in connection with the recapitalization, except, however, that with respect to Sung Chang as an Indemnified Party, VIASPACE and each such affiliate thereof shall indemnify Sung Chang in his former capacity as a member of the board of directors, employee and officer thereof to the fullest extent permitted by law and otherwise under the organizational documents for VIASPACE. VIASPACE also agreed to maintain in full force and effect (with the Registrant maintaining thereafter its own separate such policy) either (a) that certain directors and officers policy of insurance as was in effect as of the date on which Sung Chang resigned from VIASPACE Board (the “Existing Policy”) or (b) such other policy as shall extend no less coverage to Sung Chang as that which is extended to any other director, but in no event less than that which was extended to Sung Chang under the Existing Policy, either of which being at the sole cost and expense of VIASPACE. VIASPACE agreed to reimburse the Registrant for a pro-rata portion of any down payment regarding the Existing Policy.

Mutual Limited Release

In connection with the Recap Agreement, the parties executed a Mutual and Limited Release Agreement (“Mutual Release”) in which the parties, except for claims relating to certain excluded obligations (which by definition were not included within the meaning of the released claims), for and on behalf of itself and, as applicable, each of its shareholders, partners or members, as the case may be, hereby and forever released and discharges (each, a “Releasing Party”) each of the other Parties and each shareholder, officer, director, employee, affiliate, successor and assign thereof (collectively, the “Released Parties”) from any and all claims. Certain obligations were excluded from this Mutual Release, including among other things, the Chang Note (which was subject to the covenant not to sue described above) and certain registration rights that Chang had with respect to shares of VIASPACE common stock; provided that shares sold under the exercise of certain demand registration rights were subject to certain “leak-out” obligations).

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License Agreement

The Registrant entered into a license agreement with its wholly-owned subsidiary, Guanzhou Inter-Pacific Arts Corp with respect to Giant King Grass effective as of September 30, 2012 (“GIPA-Registrant Supply Agreement”).

Effective of as September 30, 2012, VIASPACE and the Registrant entered into a Supply, License and Commercialization Agreement (“License Agreement”) pursuant to which the Registrant, in turn, granted to VIASPACE for the term of such agreement, a nontransferable, royalty-bearing exclusive license to commercialize Giant King Grass within the world other than China and Taiwan (such area that VIASPACE could commercialize GKG is referred to as the “Territory”) and to use the GKG intellectual property and the Registrant tradename, including, without limitation, to reproduce and publicly display the Registrant and GKG tradenames solely in connection with its license to commercialize Giant King Grass and as otherwise provided in such Agreement.

VIASPACE agreed that it would not, during the term of the License Agreement and a three-year period thereafter, (i) manufacture, commercialize or otherwise engage in any research or development of a grass or any other product or material having similar or otherwise competitive properties to Giant King Grass (a “Competitive Product”), except that upon the prior written consent of the Registrant during the term of such agreement, for purposes of crop biodiversity; or (ii) solicit for such prohibited purposes any customer, supplier or other vendor or employee with which VIASPACE had a relationship during the term for the research, development, manufacture or commercialization of Giant King Grass or any Competitive Product.

VIASPACE also agreed it would provide the Registrant with an executed copy thereof and agree to enforce a business protection agreement with each of its employees pursuant to which each such individual agrees to substantially the same restrictions and to the reasonable satisfaction of the Registrant, with the Registrant being a third party beneficiary thereof. VIASPACE and each of Dr. Kukkonen and Mr. Muzi executed such business protection agreements.

VIASPACE agreed to use commercially reasonable efforts to commercialize Giant King Grass throughout the Territory, which efforts would include, without limitation, providing appropriate incentives consistent with its normal and lawful business practices to sales representatives involved in the commercialization of Giant King Grass.

The Registrant agreed to provide VIASPACE with Giant King Grass seedlings that will be filled at an agreed upon price as set forth in the License Agreement.

VIASPACE agreed to pay the Registrant for and during the Term a royalty of eight percent (8%) on net sales (the “Running Royalty”) made in the Territory. The Registrant had certain audit and reporting disclosure rights of Registrant financial information with respect to this royalty.

The Registrant granted VIASPACE an exclusive license that would last for two years. The Registrant could terminate the agreement after such period expired, provided that the License Agreement would be automatically renewed if certain renewal terms were satisfied.

As a condition to the right to renew the first two-year term (“initial term”), for years three and four following the Effective Date (the “First Renewal Term”), VIASPACE shall have achieved during the initial term the following milestones as a condition to any such renewal:

• One or more fully-executed, third party sales contracts for the sale of Giant King Grass shall have been entered into during the Initial Term, pursuant to which VIASPACE is to be paid the aggregate amount of at least $200,000 within that 24 consecutive monthly period following the signing (the “Initial Sales Milestone”); and

• Two or more, third party growing locations of at least 10 hectares in total shall have been obtained and planted during the Initial Term, which shall be subject to the reasonable satisfaction of the Registrant.

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As a condition to the right to renew the First Renewal Term (for years five and six) of the License Agreement, VIASPACE shall have achieved during the First Renewal Term the following milestones as a condition to any such renewal:

• A total of least three or more (including the above) fully-executed, third party sales contracts for the sale of Giant King Grass shall have been entered into during the First Renewal Term, pursuant to which VIASPACE is to be paid the aggregate amount of $400,000, with not less than $100,000 of the Initial Sales Milestone having been paid during the First Renewal Term and with the remaining unpaid balance of the Initial Sales Milestone being paid within six months of the Second Renewal Term (e.g., in the fifth year) and the Second Sales Milestone being paid in full within that 24 consecutive monthly period following the signing of any such third contract; and

• A total of at least three or more (including the two above) growing locations of at least 30 hectares in total shall have been obtained and planted during the Second Renewal Term, which shall be subject to the reasonable satisfaction of the Registrant.

As a condition to the right to renew the Second Renewal Term (for years seven and eight) of the License (the “Third Renewal Term”), VIASPACE shall have achieved during the Second Renewal Term the following milestones as a condition to any such renewal:

• A total of least four or more (including the above) fully-executed third party sales contracts for the sale of Giant King Grass shall have been entered into, pursuant to which VIASPACE is to be paid the aggregate amount of $1,000,000, with not less than $500,000 having been paid prior to renewal;

• A total of at least four or more (including the above) growing locations of at least 40 hectares in total shall have been obtained and planted, which shall be subject to the reasonable satisfaction of the Registrant.

As a condition to the right to renew after the Third Renewal Term (for years 9 and 10) of the License Agreement (the “Fourth Renewal Term”), VIASPACE shall have achieved during the Third Renewal Term the following milestones as a condition to any such renewal:

• A total of least five or more (including the above) fully-executed third party sales contracts for the sale of Giant King Grass shall have been entered into, pursuant to which VIASPACE is to be paid the aggregate amount of $1,500,000, with not less than $750,000 having been paid prior to renewal; and

• A total of at least five or more (including the above) growing locations of at least 50 hectares in total shall have been obtained and planted, which shall be subject to the reasonable satisfaction of the Registrant

If after the Fourth Renewal Term, provided that VIASPACE delivered a Renewal Notice to the Registrant at least three (3) months prior to the expiry of then Renewal Term, the License Agreement would automatically renew on the same terms and conditions hereof for consecutive two (2) year periods thereafter without any further act on the part of either party (each, an “Evergreen Renewal Term”); provided, however, that in no event would the term of the License Agreement be renewed for the succeeding Evergreen Renewal Term if and to the extent either party delivered to the other written notice of its intent to not so renew this Agreement (the “Notice of Nonrenewal”) at least sixty (60) days prior to the end of any such Evergreen Renewal Term (as the case may be)(together, the Conditional Renewal Term and Evergreen Renewal Term shall be referred to as the “Renewal Terms”); provided, further, that in no event would either party have the right to deliver a Notice of Nonrenewal if and to the extent VIASPACE’s net sales exceed Five Million Dollars ($5,000,000) during the first applicable Evergreen Renewal Term; Eight Million Dollars ($8,000,000) during the second applicable Evergreen Renewal Term and Ten Million Dollars ($10,000,000) during the third and subsequent Evergreen Renewal Terms, and to the extent any such Notice of Nonrenewal is delivered by the Registrant, the Commercial License shall convert to a nonexclusive license in those countries in which VIASPACE is engaged actively in the commercialization of GKG.

Consulting Agreement

Effective as of September 30, 2012, the Registrant entered into a Consulting Agreement with Stephen Muzi, pursuant to which, Muzi would serve as the Registrant’s Chief Financial Officer. Muzi would be compensated $5,000 per month. This agreement would remain in effect until March 31, 2013, and would automatically renew for each month thereafter unless either party terminated the agreement.

The descriptions of the Recap Agreement, the Mutual Release, the GIPA-Registrant Supply Agreement, the License Agreement, and the Consulting Agreement are each qualified in its entirety by reference to such agreement attached hereto as Exhibits 10.1 through 10.5, respectively.

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Item 3.02 Unregistered Sales of Equity Securities

Effective as of September 30, 2012, in connection with the Recap Agreement, the Registrant issued to Chang 6,503,920 shares of its common stock. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was not general solicitation or general advertising involved in the offer or sale.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Recapitalization Agreement dated September 30, 2012 by and among VIASPACE, VIASPACE Green Energy Inc. (“the Registrant”), Sung Chang, Changs LLC, Carl Kukkonen and Stephen Muzi.

10.02	Supply License and Commercialization Agreement dated September 30, 2012 by and among VIASPACE and the Registrant

10.03	Mutual Limited Release dated September 30, 2012 by and among VIASPACE, the Registrant, Schewe, Kukkonen, Muzi, Chang and the other parties listed therein.

10.04	Supply License and Commercialization Agreement dated September 30, 2012 by and among the Registrant and Guangzhou Inter-Pacific Arts Corp.

10.05	Consulting Agreement by and between the Registrant and Stephen Muzi dated as of September 30, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE GREEN ENERGY INC.

(Registrant)

Date: October 05, 2012

By: /s/ Stephen Muzi
Chief Financial Officer

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